EXHIBIT 99.1


Reality Wireless Networks Restructures Merger Agreement with Genesis Electronics

Reality Wireless Networks Inc.//April 21, 2005//Gig Harbor// (OTC BB: RWLN) ("Reality"), announced today that it has completed negotiations with its merger partner, Genesis Electronics ("Genesis"), to restructure the proposed merger agreement between Reality and Genesis. Under the new agreement, Genesis will be merged into a wholly- owned subsidiary of Reality, which will assume certain assets and liabilities of the parent corporation. Following the merger, the combined company will assume the name of Genesis Electronics, Inc., and file a registration statement registering Reality's ownership interest in the combined company's shares. It is expected that the shares will be distributed on a pro-rata basis to shareholders of Reality at the time that the registration is deemed effective. This opportunity for shareholder's of Reality to participate in the equity-ownership of two entities arises from Reality's recent discussions with several unrelated entities that seek various business combinations with Reality. Reality expects to enter into a letter of intent with one of these entities within the next several days.

Genesis previously announced that it has received a Purchase Order for $2.7 million from Digital & Wireless Group, Inc., an International Marketing & Information Services, Inc. company, for the "SunBlazer", a mobile electronic power holster with patented technology for cell phone users. The companies have worked together through R & D efforts, prototype review and market research efforts to develop this initial Purchase Order. Digital & Wireless Group, Inc. http://www.digitalwirelessgroup.com is a leading specialist in laptop computer and mobile communication accessories with over twelve years experience and more than 2,000 business and retail customers worldwide. This order will include "SunBlazers" for use with Nokia, Sony-Ericsson and Motorola cellular phones. Genesis expects future orders to include units for LG, NEC, Samsung, Sharp, Siemens, Panasonic and Toshiba phones.

In connection with the revised merger plan, and prior to filing the registration statement, Genesis intends to secure financing sufficient to support its overseas manufacturing arrangements and expansion of its sales efforts with worldwide wireless carriers such as Vodafone, Cingular and Orange.

Steve Careaga, CEO of Reality noted, "We are very excited about restructuring our merger agreement with Genesis. By virtue of this modification, shareholders of Reality will participate in the upside of Genesis and have the opportunity to participate in the upside potential of one or more additional merger candidates."

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About Reality Wireless Networks Inc.

Reality Wireless Networks, Inc., a publicly-traded Nevada corporation, previously offered broadband wireless services through hybrid networks including fixed wireless, 802.11, and fiber to markets either underserved or not served by DSL and cable modem technologies. Reality has shifted focus to seek growth opportunities in the wireless marketplace and related product industries. More information about Reality Wireless Networks, Inc., can be found at http://www.sec.gov.

NOTE: This press release may contain "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) the company's limited operating history; (2) the company's ability to pay down existing debt; (3) the company's ability to retain the professional advisors necessary to guide us through our corporate restructuring; (4) the company's ability to secure necessary financing; (5) potential litigation by shareholders and/or former or current advisors against the company; (6) the potential inability of the company to have a registration statement declared effective;
(7) the company's success in securing third-party manufacturing and/or service contracts; (8) the company's ability to comply with federal, state and local government regulations and/or unforeseen changes in federal or and government regulation; and (9) the risks inherent in the investigation and consummation of the acquisition of a new business opportunity or other factors over which we have little or no control. Reality Wireless Networks Inc.

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